Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Aclarion, Inc. of our report dated February 20, 2024 and March 28, 2024, with respect to the financial statements of Aclarion, Inc. as of December 31, 2023, and for the year then ended. Our audit report includes an explanatory paragraph relating to Aclarion, Inc.’s ability to continue as a going concern.

/s/ Haynie & Company

Salt Lake City, Utah

January 14, 2025